Exhibit 23.2

KPMG Cárdenas Dosal Manuel Ávila Camacho 176 Col. Reforma Social 11650 México, D.F.	Teléfono: + 01 (55) 52 46 83 00 Fax: + 01 (55) 52 46 80 60 www.kpmg.com.mx

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Grupo Vasconia, S.A.B.

We consent to the incorporation by reference in the registration statements No. 333-105382, 333-146017, 333-162734 and 333-186208 on Forms S-8 and in the registration statement No. 333-137575 on Form S-3 of Lifetime Brands, Inc., of our report dated March 9, 2015, with respect to the consolidated statement of financial position of Grupo Vasconia, S.A.B. and subsidiaries (the “Company”) as of December 31, 2014, and the related consolidated statements of comprehensive income, cash flows and changes in stockholders’ equity for the year ended December 31, 2014, which report appears in the December 31, 2014 annual report on Form 10-K of Lifetime Brands, Inc.

Our report dated March 9, 2015 contains explanatory paragraphs that states that: (i) International Financial Reporting Standards as issued by the IASB vary in certain significant respects from generally accepted accounting principles in the United States of America. Information relating to the nature and effect of such differences is presented in note 21 to the consolidated financial statements of the Company, and (ii) The consolidated financial statements of the Company as at and for the year ended December 31, 2013 were audited by another auditor who expressed an unmodified opinion on those statements on February 28, 2014.

KPMG Cárdenas Dosal, S.C.

/s/ Erick G. Aguilar

Erick G. Aguilar Mexico City March 13, 2015.

	Aguascalientes, Ags.	Mexicali, B.C.
	Cancún, Q. Roo	México, D.F.
KPMG Cárdenas Dosal, S.C la Firma mexicana miembro de	Ciudad Juárez, Chih.	Monterrey, N.L.
la red de firmas miembro independientes de KPMG afiliadas	Culiacán, Sin.	Puebla, Pue.
a KPMG International Cooperative (“KPMG Internacional”),	Chihuahua, Chih.	Querétaro, Qro.
una entidad Suiza.	Guadalajara, Jal	Reynosa, Tamps.
	Hermosillo, Son.	Saltillo, Coah.
	León, Gto.	San Luis Potosĺ, S.L.P.
	Mérida, Yuc.	Tijuana, B.C.